Exhibit 10.1


                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 1st day of June, 2000, by and between Tridex Corporation, a Connecticut corporation with a mailing address of 61 Wilton Road, Westport, Connecticut 06880 (the "Company"), and William A. Beebe, an individual with a residence address of 116 Captain Peirce Road, Scituate, Massachusetts 02066 (the "Executive").


                                  INTRODUCTION


         WHEREAS, the Company is in the business of designing, developing, and marketing high quality, specialized point of sale ("POS"), back office and enterprise technology for the food service and specialty retail industry (the "Business"); and

         WHEREAS, the Company desires to employ Executive and Executive desires to accept such employment on the terms and conditions set forth herein.



                                    AGREEMENT


         NOW, THEREFORE, in consideration of the premises and mutual promises herein below set forth, the parties hereby agree as follows:

         1.  Employment  Period. The term of this  Agreement  (the  "Employment
             -------------------
Period") shall commence on the date hereof and, subject to earlier termination as hereinafter provided, shall terminate one (1) year from the date hereof; provided that, thereafter, the term of this Agreement shall automatically extend by thirty (30) days for each thirty (30) day period which shall expire without either the Company or Executive giving written notice of termination.

         2.  Employment  Duties.  Subject to the terms and  conditions set forth
             -------------------
herein, the Company hereby employs Executive to act as Vice President and Chief Financial Officer of the Company during the Employment Period, and Executive hereby accepts such employment. The duties assigned and authority granted to Executive shall be as set forth in the By-laws of the Company and as determined by its Board of Directors and the CEO. Executive agrees to perform his duties for the Company diligently, competently, and in a good faith manner. The Executive may also engage in civic and charitable activities to the extent they are not inconsistent with Executive's duties hereunder.

         3.  Salary and Bonus.
             ----------------

         (a) Base Salary.  The Company  agrees to pay Executive a base salary at
             -----------

an annualized rate of $150,000 (the "Base Salary"), payable monthly. Executive's Base Salary shall not be decreased. On an annual basis hereafter the Board of Directors of the Company (or any appropriate committee thereof) shall review and may increase the Executive's annual base salary

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in its  discretion,  based upon the Company's  performance  and the  Executive's particular contributions.

         (b) Bonus.  Executive  shall have an opportunity to earn an annual cash
            ------
bonus of up to thirty-five percent (35%) of the Base Salary under the Company's Executive Incentive Compensation Plan, subject to the discretion of the Company's Board of Directors (or any appropriate committee thereof); provided, that nothing herein shall obligate the Company to pay any bonus to Executive.

         (c) Options.  The Company  hereby grants to the Executive the right and
             -------
option (the "Options") to purchase all or any part of Forty Thousand (40,000) shares of Company common stock, no par value, for a purchase price per share equal to the closing price of the Company's common stock as reported on the Over-the-Counter Bulletin Board on the date of execution hereof, on the terms and conditions and subject to all limitations set forth in the Tridex Corporation 1997 Long Term Incentive Compensation Plan (the "Plan"), and in an option agreement (the "Option Agreement") between the Company and Executive in the form attached hereto as Exhibit A.

         4. Other Benefits.
            --------------

         (a) Reimbursement for Insurance  Premiums.  The Executive shall receive
             -------------------------------------
reimbursement, on a monthly basis during the Employment Period, of monthly or other regular policy premium amounts due under the Executive's existing medical insurance policy; provided, that the reimbursement amount shall not exceed $350.00 per month.

         (b) Vacation. Executive shall be entitled to an annual vacation of such
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duration as may be determined by the Board of Directors,  but not less than that generally established for other executives of Company and in no event less than three (3) weeks, without interruption of salary.

         (c) Automobile Allowance. The Company shall provide Executive with an
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automobile allowance consisting of $400.00 per month.

         (d) Reimbursement of Expenses.  The Company shall reimburse  Executive
             -------------------------
for all reasonable travel, entertainment, gasoline and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties or responsibilities under this Agreement, provided that Executive submits to the Company substantiation of such expenses sufficient to satisfy the record keeping guidelines promulgated from time to time by the Internal Revenue Service.

          5.  Termination  by the Company with Cause.  The Company may terminate
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this Agreement if any of the following events shall occur:

         (a) the death or disability of the Executive (for purposes of this Agreement, "disability" shall mean the Executive's incapacity due to physical or

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mental  illness  which has caused the  Executive to be absent from the full-time performance of his duties with the Company for a period of three (3) consecutive months).

         (b) any action or inaction by the Executive that constitutes larceny, fraud, gross negligence, a willful or negligent misrepresentation to the directors or officers of the Company, its successors or assigns, or a crime involving moral turpitude; or

         (c) the refusal of the Executive to follow the reasonable and lawful written instructions of the Board of Directors of the Company or the CEO, with respect to the services to be rendered and the manner of rendering such services by Executive.

The Company may terminate this Agreement pursuant to this Section 5 immediately upon written notice to the Executive, except for termination due to the death of the Executive, which shall require no notice.

         6.  Termination and Severance.
             -------------------------

         (a) Notice/Events/Defined Terms.
             ---------------------------

               (i)  Termination of the  Executive.  Executive may terminate this
                    ----------------------------
Agreement at any time by providing a minimum of two (2) weeks of written notice to the Company.

               (ii) Termination by the Company Without Cause. The Company may
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terminate this Agreement at any time,  without cause by providing written notice to Executive. As used in this Agreement, the term "without cause" shall mean termination for any reason not specified in Section 5 hereof, except for retirement.

               (iii) Change in Control. A "Change in Control" will be deemed to
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have occurred if: (1) the Company effectuates a Takeover Transaction; or (2) any election of directors of the Company (whether by the directors then in office or by the stockholders at a meeting or by written consent) where a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board of Directors immediately preceding such election; or (3) the Company effectuates a complete liquidation of the Company or a sale or disposition of all or substantially all of its assets. A "Change in Control" shall not be deemed to include, however, a merger or sale of stock, assets or business of the Company if the Executive immediately after such event owns, or in connection with such event immediately acquires (other than in the Executive's capacity as an equity holder of the Company or as a beneficiary of its employee stock ownership plan or profit sharing plan), any stock of the buyer or other party to a merger, or any affiliate thereof.

               (iv) Takeover  Transaction.  Takeover  Transaction.  A  "Takeover
                    ----------------------
Transaction" shall mean (1) a merger or consolidation of the Company with, or an acquisition of the Company or all or substantially all of its assets by, any other corporation, other than a merger, consolidation or acquisition in which the individuals who were members of the Board of Directors of the Company immediately prior to such transaction continue to constitute a majority of the Board of Directors of the surviving corporation (or, in the case of an

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acquisition  involving a holding company,  constitute a majority of the Board of
Directors of the holding company) for a period of not less than twelve (12) months following the closing of such transaction, or (2) when any person or entity or group of persons or entities (other than any trustee or other fiduciary holding securities under an employee benefit plan of the Company) either related or acting in concert becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing more than fifty percent (50%) of the total number of votes that may be cast for the election of directors of the Company.

                 (v) Terminating  Event. A "Terminating  Event" shall mean: (1)
                    -------------------
termination by the Company of the employment of the Executive without Cause occurring within twelve (12) months of a Change in Control; or (2) resignation of the Executive from the employ of the Company subsequent to any of the following events occurring within twelve (12) months of a Change in Control: (A) a significant reduction in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Change in Control; (B) a decrease in the Base Salary payable by the Company to the Executive from the Base Salary payable to the Executive immediately prior to the Change in Control except for across-the-board salary reductions similarly affecting all management personnel of the Company; (C) elimination or reduction of the Executive's participation in the Company's Executive Incentive Compensation Plan; or (D) the relocation of the Company's executive offices by more than 50 miles from their current location in Westport, Connecticut (unless such new location is closer than Westport, Connecticut to the Executive's then residence); provided, however, that a Terminating Event shall not be deemed to have occurred (I) solely as a result of the Executive being an employee of any direct or indirect successor to the business or assets of the Company, rather than continuing as an employee of the Company, following a Change in Control, or (II) while the Executive is receiving payments or benefits from a Company sponsored plan by reason of the Executive's disability.

         (b)      Severance.
                  ---------

                  (i) Without Cause.  If the Company  terminates  this Agreement
                      --------------
without Cause, other than as a result of a Terminating Event, then commencing on the date of such termination, and for a period equal to one (1) year thereafter, the Company shall provide Executive with a severance package which shall consist of the following: (1) payment on the first business day of each month of an amount equal to one-twelfth of the Executive's then current annualized Base Salary; (2) payment on the first business day of each month of an amount equal to one-twelfth of the Executive's annual target bonus amount under the Company's Executive Incentive Compensation Plan for the year of termination, pro rated for the portion of the fiscal year occurring prior to termination; and (3) continuation of all benefits under Section 4(a).

                  (ii) With A Terminating  Event. If the Company terminates this
                       -------------------------
Agreement as a result of a Terminating Event, then commencing on the date of such termination and for a period equal to fifteen (15) months thereafter, the Company shall provide Executive with a severance package which shall consist of the following: (1) payment on the first business day of each month an amount equal to one-twelfth of the Executive's then current annual Base Salary;

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(2)  payment  on the first  business  day of each  month of an  amount  equal to one-twelfth of the Executive's annual target bonus amount under the Company's Executive Incentive Compensation Plan; and (3) continuation of all benefits under Section 4(a). In addition, if the Company terminates this Agreement as a result of a Terminating Event, then the Company shall cause the immediate vesting of all options granted to the Executive under the Company's stock plans. At any time when the Company is obligated to make monthly payments under this
Section 6(b)(ii), the Company shall, ten (10) days after receipt of a written request from the Executive, pay the Executive an amount equal to the balance of the amounts payable under Section 6(b)(ii)(1)-(2), provided that the obligation of the Company to continue to provide benefits pursuant to Section 6(b)(ii)(3) or to make monthly payments under 6(b)(ii)(1)-(2) shall cease upon the payment of such amount.

         (c)  General  Release.  As  a  condition  precedent  to  receiving  any
              ----------------
severance payment, the Executive shall execute a general release of any and all claims which Executive or his heirs, executors, agents or assigns might have against the Company, its subsidiaries, affiliates, successors, assigns and its past, present and future employees, officers, directors, agents and attorneys.

         (d) Resignation.  If the Executive terminates this Agreement,  he shall
             -----------
have no rights to receive severance payments from the Company, and all obligations of the Company pursuant to Sections 3 and 4 hereof shall terminate immediately effective upon the date of such termination; provided, that the Company shall pay to the Executive any amounts under Section 3 hereof earned but unpaid as of such date of termination.


         7.  Non-Competition.  During the term of this  Agreement and (a) in the
             ---------------
case of termination other than as a result of a Terminating Event, for one (1) year following the termination of this Agreement or (b) in the case of termination as a result of a Terminating Event, for two (2) years following the termination of this Agreement, Executive will not directly or indirectly whether as a partner, consultant, agent, employee, co-venturer, greater than two percent owner or otherwise or through any other Person (as hereafter defined): (i) be engaged in any business or activity which is competitive with the business of the Company in any part of the world in which the Company is at the time of the Executive's termination engaged in selling its products directly or indirectly; or (ii) attempt to recruit any employee of the Company, assist in their hiring by any other person, or encourage any employee to terminate his or her employment with the Company; or (iii) encourage any customer of the Company to conduct with any other person any business or activity which such customer conducts or could conduct with the Company. For purpose of this Section 7, the term "Company" shall include any person controlling, under common control with or controlled by, the Company, and the term "Person" shall mean an individual or corporation, association or partnership in estate or trust or any other entity or organization.

         The Executive recognizes and agrees that because a violation by him of this Section 7 will cause irreparable harm to the Company that could not be quantified and for which money damages would be inadequate, the Company shall have the right to injunctive relief to prevent or restrain any such violation, without the necessity of posting a bond.

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         Executive  expressly  agrees that the character,  duration and scope of this covenant not to compete are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of this covenant not to compete is unreasonable in light of the circumstances as they then exist, then it is the intention of both Executive and the Company that this covenant not to compete shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Executive which are reasonable in light of the circumstances as they then exist and necessary to provide the Company to the fullest extent permitted by law the intended benefit of this covenant not to compete.

         8. Confidentiality  Covenants.  Executive  understands that Company may
            --------------------------
impart to him confidential business information including, without limitations, designs, financial information, personnel information, strategic plans, product development information and the like (collectively "Confidential Information"). Executive hereby acknowledges Company's exclusive ownership of such Confidential Information.

         (a) Executive's Agreements. Executive agrees as follows: (i) to use the
             ----------------------
Confidential Information only to provide services to the Company; (ii) to communicate Confidential Information only to fellow employees, agents and representatives of the Company on a need-to-know basis; and (iii) not to otherwise disclose or use any Confidential Information. Upon demand by the Company or upon termination of Executive's employment, Executive will deliver to the Company all manuals, photographs, recordings, and any other instrument or device by which, through which, or on which Confidential Information has been recorded and/or preserved, which are in the Executive's possession, custody or control. Executive acknowledges that for purposes of this Section 8 that term "Company" means any person or entity now or hereafter during the term of this Agreement which controls, is under common control with, or is controlled by, the Company.

         (b) Remedies for  Violation.  The Executive  recognizes and agrees that
             -----------------------
because a violation by him of this Section 8 will cause irreparable harm to the Company that could not be quantified and for which money damages would be inadequate, the Company shall have the right to injunctive relief to prevent or restrain any such violations, without the necessity of posting a bond.


         9. Governing Law/Jurisdiction.  This Agreement shall be governed by and
            --------------------------
interpreted and governed in accordance with the laws of the State of Connecticut. The parties agree that this Agreement was made and entered into in Connecticut and each party hereby consents to the jurisdiction of a competent court in Connecticut to hear any dispute arising out of this Agreement.

         10. Entire Agreement.  This Agreement  constitutes the entire agreement
             ----------------
between the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

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         11. Notices.  All notices,  requests,  demands and other communications
            --------
required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by generally recognized overnight courier service, telex or telecopy, or certified mail, return receipt requested.


         (a)   to the Company at:

         61 Wilton Road
         Westport, Connecticut  06880
         Attn: Chairman and CEO

         (b)   to the Executive at:

         116 Captain Peirce Road
         Scituate, Massachusetts  02066

     Any such notice or other communication will be considered to have been given (i) on the date of delivery in person, (ii) on the third day after mailing by certified mail, provided that receipt of delivery is confirmed in writing,
(iii) on the first business day following delivery to a commercial overnight courier, or (iv) on the date of facsimile transmission (telecopy) provided that the giver of the notice obtains telephone confirmation of receipt.

     Either party may, by notice given to the other party in accordance with this Section, designate another address or person for receipt of notices hereunder.

         12.  Severability.  If any term or provision of this Agreement,  or the
             --------------
application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

         13. Waiver.  The failure of any party to insist in any once instance or
             ------
more upon strict performance of any of the terms and conditions hereof, or to exercise any right of privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

          14.  Successors and Assigns.  This Agreement shall be binding upon the
               ----------------------
Company and any successors and assigns of the Company.

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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the date first written above.




                                        TRIDEX CORPORATION



                                        By:      /s/ Seth M. Lukash
                                            ------------------------------------
                                                 Seth M. Lukash, President,
                                                         Chairman and CEO



                                        EXECUTIVE:



                                                 /s/ William A. Beebe
                                             -----------------------------------
                                                 William A. Beebe

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